UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 4, 2025, Radian Group Inc. (“Radian”) entered into a credit agreement (the “Credit Agreement”) with Royal Bank of Canada, as Administrative Agent (the “Agent”), and certain other banks and financial institutions serving as lenders (collectively with their successors and assigns, the “Lenders”). The Credit Agreement provides for an unsecured revolving credit facility with a committed borrowing availability of $500 million (including a standby letter of credit sub-facility of up to $100 million) and also an accordion feature that allows Radian, at its option, to increase the total borrowing capacity under the Credit Agreement by $250 million in the form of term loans, delayed draw term loans or additional revolving commitments, in each case so long as Radian is in compliance with appliable covenants and requirements and receives commitments from existing lenders or other financial institutions that become Lenders to assume the increased commitments under the Credit Agreement. Unless renewed or extended by mutual agreement of the parties, the Credit Agreement will mature on November 4, 2030. At maturity, all outstanding amounts under the credit facility will be due and payable. There are no loans currently outstanding under the Credit Agreement. Capitalized terms used in this Form 8-K but not defined herein have the meanings set forth in the Credit Agreement. Subject to certain limitations, borrowings under the credit facility may be used for working capital, general corporate purposes and growth initiatives.

The Credit Agreement amends and restates the prior credit agreement, dated as of December 7, 2021 (as previously amended, restated, modified or supplemented from time to time), by and among Radian, the lenders from time to time party thereto and Royal Bank of Canada, as Administrative Agent.

Borrowings under the Credit Agreement will bear interest at a rate calculated according to, at Radian’s option, an alternate base rate or a SOFR rate plus, in each case, an applicable margin that varies depending on Radian’s senior unsecured public debt rating. The margin applicable to loans based on the alternate base rate ranges from 0.125% to 1.500% per annum. The margin applicable to loans based on the SOFR rate ranges from 1.125% to 2.500% per annum. Radian is required under the Credit Agreement to pay facility commitment fees to the Lenders. Facility fees are paid quarterly and range from rates of 0.150% to 0.450%, depending on Radian’s senior unsecured public debt rating.

The Credit Agreement contains customary negative and affirmative covenants for credit facilities of this type, including, among others: (a) limitations on the incurrence of indebtedness; (b) limitations on the creation of liens; (c) restrictions on dispositions, investments and acquisitions; (d) a requirement that Radian Guaranty Inc. maintain its eligibility as a private mortgage insurer with the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association (or, if either no longer exists, any replacement thereto (if any)); and (e) a covenant that Radian maintain financial strength ratings from at least two rating agencies, which include Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc. and Fitch Ratings, Inc. (or any other rating agency approved by the Agent).

The Credit Agreement also contains customary financial covenants including, among others: (a) maximum Debt-to-Total Capitalization Ratio; and (b) minimum Consolidated Net Worth.

The Credit Agreement provides for customary events of default, including, among others, the failure to pay principal, interest or other amounts payable under the Credit Agreement, failure to comply with certain covenants, material misrepresentations, cross defaults to other material indebtedness, certain insolvency and receivership events affecting Radian or certain of its subsidiaries and judgments in excess of $150 million in the aggregate being entered against Radian or certain of its subsidiaries.

In the event of a default by Radian, the Agent may, and at the direction of Lenders holding a majority of the aggregate commitments will, terminate the Lenders’ commitments to make loans under the Credit Agreement, declare the obligations under the Credit Agreement immediately due and payable and enforce any and all rights of the Lenders or Agent under the Credit Agreement and related documents. With respect to certain events of default relating to insolvency, the commitments of the Lenders will automatically terminate, and all outstanding obligations will become immediately due and payable.

Certain of the Lenders and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to Radian and its subsidiaries. Such Lenders and other parties have received, and may in the future receive, customary compensation from Radian and its subsidiaries for such services.

The foregoing summary is not a complete description of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of November 4, 2025, by and among Radian Group Inc., Royal Bank of Canada, as Administrative Agent, and certain other banks and financial institutions serving as lenders

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: November 7, 2025

	By:	/s/ Sumita Pandit
Sumita Pandit
President and Chief Financial Officer

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